Exhibit 99.1

Aptinyx Reports Fourth Quarter and Full Year 2021 Results and Highlights

Data readouts from Phase 2b studies of NYX-2925 in painful DPN and fibromyalgia expected in April 2022 and early to mid 3Q 2022, respectively

Ongoing Phase 2 study in cognitive impairment expected to read out in late 2022 or 1Q 2023

Initiated Phase 2b study of NYX-783 50 mg in PTSD in 4Q 2021; Phase 2b study of NYX-783 150 mg in PTSD expected to commence in early 2Q 2022

Balance sheet expected to fund R&D and operations through mid 2023

Conference call today at 5:00 p.m. EDT

EVANSTON, Ill., March 23, 2022 -- Aptinyx Inc. (Nasdaq: APTX), a clinical-stage biopharmaceutical company developing transformative therapies for the treatment of brain and nervous system disorders, today reported financial results for the fourth quarter and full year 2021 and provided updates across the company’s pipeline of novel NMDA receptor modulators.

“We continued our strong execution against an ambitious set of clinical development goals in 2021, reaching several key milestones during the year and positioning us well for multiple catalysts in the coming months” said Andy Kidd, M.D., president and chief executive officer of Aptinyx. “Having completed enrollment in both of our Phase 2b studies of NYX-2925 in chronic pain, we are primed for a steady stream of data readouts expected throughout the year, beginning next month with our painful DPN study. In parallel, we have continued to make great progress in advancing our other pipeline programs, including NYX-458 in a Phase 2 study of cognitive impairment and NYX-783, which recently began Phase 2b development in PTSD. With this strong progress, our robust pipeline of novel NMDA receptor modulators is poised to take major steps forward toward our ultimate goal of bringing new therapeutic solutions to patients in need.”

Pipeline Overview

NYX-2925 for chronic pain – Phase 2b readouts in painful diabetic peripheral neuropathy (DPN) and fibromyalgia expected in April 2022 and early to mid 3Q 2022, respectively

Aptinyx is developing NYX-2925, a novel oral NMDA receptor positive allosteric modulator, for the treatment of chronic pain conditions. To date, NYX-2925 has been studied in more than 400 human subjects, including three Phase 1 studies in healthy volunteers and two prior Phase 2 studies in patients with chronic pain. Across all studies, NYX-2925 has been well tolerated with no drug-related serious adverse events reported.

•	Painful DPN: In late October 2021, Aptinyx announced the completion of enrollment of 229 patients in its Phase 2b study of NYX-2925 in painful DPN.

•	The Phase 2b study is a randomized, double-blind, parallel-design, placebo-controlled study to evaluate the efficacy and safety of 12 weeks of daily dosing of NYX-2925 in patients with advanced painful DPN.

•	The primary endpoint in the study is the change from baseline in the average daily pain score, as reported on the 10-point numeric rating scale (NRS).

•	The company anticipates reporting results from the study in April.

•	Fibromyalgia: In February 2022, Aptinyx announced the completion of enrollment of 305 patients in its ongoing Phase 2b study of NYX-2925 in fibromyalgia. Patients recently enrolled in the study are completing the 12-week treatment period and 30-day safety follow-up period.

•	The Phase 2b study is a randomized, double-blind, parallel-design, placebo-controlled study to evaluate the efficacy and safety of 12 weeks of daily dosing of NYX-2925 in patients with fibromyalgia.

•	The primary endpoint in the study is the change from baseline in the average daily pain score, as reported on the 10-point NRS.

•	Key secondary endpoints evaluate fatigue, cognitive performance, and the overall impact of fibromyalgia symptoms on patient function.

•	The company anticipates reporting results from the study in early to mid 3Q 2022.

NYX-458 for cognitive impairment – readout of exploratory Phase 2 study in cognitive impairment associated with Parkinson’s disease and dementia with Lewy bodies expected in late 2022 or 1Q 2023

Aptinyx is developing NYX-458, a novel oral NMDA receptor positive allosteric modulator, for the treatment of cognitive impairment. NYX-458 has been shown to reverse cognitive deficits in non-human primates in a model that is highly translatable to Parkinson’s disease in humans. In a Phase 1 clinical study, NYX-458 exhibited a favorable safety and tolerability profile across a wide dose range and achieved CNS exposures consistent with exposures observed at efficacious preclinical dose levels.

•	Enrollment continues to progress in Aptinyx’s exploratory Phase 2 study of NYX-458 in patients with cognitive impairment associated with Parkinson’s disease and dementia with Lewy bodies.

•	The Phase 2 study is a randomized, double-blind, parallel-design, placebo-controlled study to evaluate 12 weeks of daily dosing of NYX-458 in approximately 100 patients with mild cognitive impairment or mild dementia associated with Parkinson’s disease or dementia with Lewy bodies.

•	The study evaluates the safety and tolerability of NYX-458, as well as its potential cognitive benefits as measured by multiple neurocognitive endpoints focused on attention, memory, and executive function.

•	The company anticipates reporting data from the study in late 2022 or 1Q 2023.

NYX-783 for post-traumatic stress disorder (PTSD) – Phase 2b readout expected in 2H 2023

Aptinyx is developing NYX-783, a novel oral NMDA receptor positive allosteric modulator, for the treatment of PTSD. Across previously completed Phase 1 and Phase 2 studies, including more than 200 human subjects combined, NYX-783 was well tolerated with no drug-related serious adverse events reported.

•	In December 2021, Aptinyx initiated a Phase 2b study evaluating NYX-783 50 mg in approximately 300 patients with PTSD, following completion of its Type C meeting with the FDA in April 2021.

•	A second Phase 2b study evaluating NYX-783 150 mg in approximately 300 patients with PTSD is expected to initiate in early 2Q 2022.

•	Each study is a randomized, double-blind, parallel-design, placebo-controlled study to evaluate the efficacy and safety of 10 weeks of daily dosing of NYX-783.

•	The primary endpoint in each study is the change from baseline in the CAPS-5 Total score.

•	The company anticipates reporting data from the Phase 2b study of NYX-783 50 mg in 2H 2023.

Corporate and Team Updates

•	Hosted virtual portfolio review event featuring clinical expert in chronic pain, Richard Rauck, M.D. – In February 2022, Aptinyx hosted a portfolio review event to showcase NYX-2925 in chronic pain and provide updates on each of the company’s clinical development programs. The program included presentations from Aptinyx management as well as a review of the chronic pain treatment landscape by Dr. Richard Rauck, a board-certified physician in pain medicine and anesthesiology at Carolinas Pain Institute and an investigator in the company’s Phase 2b painful DPN study.

•	Secured a growth capital credit facility of up to $50 million from K2 HealthVentures – In September 2021, Aptinyx announced it had entered into a loan facility and security agreement with K2 HealthVentures, providing the company with access to up to $50 million in capital. The funds will provide growth capital as Aptinyx advances its clinical pipeline of novel NMDA modulators, as well as financial flexibility in the wake of multiple expected data readouts in 2022.

•	Announced the appointment of Joan W. Miller, M.D., to the Aptinyx board of directors – In May 2021, Aptinyx announced the appointment of Joan W. Miller, M.D., to the company’s board of directors. Dr. Miller currently serves as the David Glendenning Cogan Professor of Ophthalmology and Chair of the Department of Ophthalmology at Harvard Medical School, as well as Chief of Ophthalmology at both Massachusetts Eye and Ear and Massachusetts General Hospital. Dr. Miller brings extensive experience in academic and medical leadership, clinical development, and clinical research to Aptinyx’s board.

•	Announced the appointment of Gilmore O’Neill, M.B., M.M.Sc., to the Aptinyx board of directors – In October 2021, Aptinyx announced the appointment of Gilmore O’Neill, M.B., M.M.Sc., to the company’s board of directors. Dr. O’Neill previously served as chief medical officer and executive vice president of research and development at Sarepta Therapeutics. From 2003 to 2018, he also held senior leadership roles in development at Biogen. Dr. O’Neill has extensive experience in CNS drug development, academic medicine, and as a practicing neurologist.

•	Completed CEO transition plan: Andy Kidd, M.D., succeeded Norbert Riedel, Ph.D., as CEO – In January, 2022, former CEO, Norbert Riedel, Ph.D., transitioned to the role of executive chairperson and then president and COO, Andy Kidd, transitioned to the role of president and CEO. In conjunction with these transitions, former chairperson, Patrick Enright, also transitioned to the role of lead independent director.

•	Announced the formation and inaugural members of the Aptinyx Scientific Advisory Board – In February 2022, Aptinyx announced the formation of its Scientific Advisory Board (SAB), comprising leading researchers and physicians in the areas of neuropsychiatry, neurology, and chronic pain. The inaugural cohort of SAB members include Chadi Abdallah, M.D. (Baylor College of Medicine); Lesley Arnold, M.D. (University of Cincinnati College of Medicine); Peter LeWitt, M.D. (Wayne State University School of Medicine); and Gerard Sanacora, M.D., Ph.D. (Yale University School of Medicine and Yale New Haven Hospital). The SAB will work closely with the Aptinyx management team to provide scientific and clinical input as the company advances its pipeline.

2022 Upcoming Milestones

•	Data readout from Phase 2b study of NYX-2925 in patients with painful DPN – April 2022

•	Initiation of Phase 2b study of NYX-783 150 mg QD in PTSD – early 2Q 2022

•	Data readout from Phase 2b study of NYX-2925 in patients with fibromyalgia – early to mid 3Q 2022

•	Data readout from exploratory Phase 2 study of NYX-458 in cognitive impairment – late 2022 or 1Q 2023

2022 Scientific Conferences

•	AD/PD 2022: March 15 – 20, 2022 (Barcelona, Spain) – Oral presentation highlighted preclinical data from NYX-458, a positive allosteric modulator of NMDA receptors, demonstrating that NYX-458 rescues age-related synaptic dysfunction via camkiiβ-mediated signaling in the prefrontal cortex and hippocampus.

•	American Academy of Neurology (AAN) Annual Meeting: April 2 – 7, 2022 (Seattle, WA) – Poster presentation will highlight that NYX-2925, a positive allosteric modulator of NMDA receptors, demonstrates antinociceptive activity in functional neuroimaging evaluations correlated with improved patient reported pain and fibromyalgia symptoms.

•	Society of Biological Psychiatry (SOBP) Annual Meeting: April 28 – 30, 2022 (New Orleans, LA) – Symposium will discuss the role of NMDA receptor function in relation to prefrontal cortex activity in post-traumatic stress disorder.

Fourth Quarter and Full Year 2021 Financial Results

Cash Position: Cash and cash equivalents were $106.1 million at December 31, 2021, compared to $141.0 million at December 31, 2020. The company expects its current cash balance and guaranteed available cash will support anticipated operations through mid 2023.

Collaboration Revenue: Revenue was $0.0 million and $1.0 million for the fourth quarter and full year 2021, respectively, as compared to $0.0 million and $1.6 million for same periods in 2020. Aptinyx’s revenue was derived from its research collaboration agreement with Allergan, now a wholly owned subsidiary of AbbVie, which came to its contractual conclusion in February 2021.

Research and Development (R&D) Expenses: R&D expenses were $14.1 million and $55.4 million for the fourth quarter and full year 2021, respectively, as compared to $6.8 million and $32.8 million for same periods in 2020. The increase in R&D expenses during 2021 was primarily driven by increased costs associated with clinical development activities and enrollment across three Phase 2 clinical studies.

General and Administrative (G&A) Expenses: G&A expenses were $5.1 million and $20.1 million for the fourth quarter and full year 2021, respectively, as compared to $4.8 million and $19.5 million for the same periods in 2020.

Net Loss: Net loss was $19.6 million for the fourth quarter of 2021 compared to a net loss of $11.5 million for the same period in 2020. For the year ended December 31, 2021, net loss was $74.9 million, or basic and diluted net loss per share attributable to common stockholders of $1.11, compared to a net loss of $50.1 million, or basic and diluted net loss per share attributable to common stockholders of $1.02, for the year ended December 31, 2020.

Conference Call Details

To access the live conference call, please dial 1 (844) 200-6205 (domestic) or +1 (929) 526-1599 (international) and refer to conference ID 768426. A live audio webcast of the event will be available on the Investors & Media section of Aptinyx’s website at https://ir.aptinyx.com. A replay of the webcast will be archived on Aptinyx’s website for 30 days following the event.

About Aptinyx

Aptinyx Inc. is a clinical-stage biopharmaceutical company focused on the discovery, development, and commercialization of proprietary synthetic small molecules for the treatment of brain and nervous system disorders. Aptinyx has a platform for discovery of novel compounds that work through a unique mechanism to modulate—rather than block or over-activate—NMDA receptors and enhance synaptic plasticity, the foundation of neural cell communication. The company has three product candidates in clinical development in central nervous system indications, including chronic pain, post-traumatic stress disorder, and cognitive impairment. Aptinyx is also advancing additional compounds from its proprietary discovery platform, which continues to generate a rich and diverse pipeline of small-molecule NMDA receptor modulators with the potential to treat an array of neurologic disorders. For more information, visit www.aptinyx.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the company’s business plans and objectives, including future plans or expectations for NYX-2925, NYX-783, and NYX-458, the safety, therapeutic effects, and stage of development of the company’s product candidates and discovery platform, expectations regarding the design, implementation, timing, and success of its current and planned clinical studies, including providing updated guidance with respect thereto, the timing for the company’s receipt and announcement of data from its clinical studies, the timing and outcome of discussions with FDA and other regulatory agencies, expectations regarding its preclinical development activities, expectations regarding its uses and sufficiency of capital, the company’s growth and the anticipated contribution of its executive officers and management to its operations and progress, and its expectations regarding its uses of capital and expenses, and the effect of the COVID-19 pandemic on the foregoing. Risks that contribute to the uncertain nature of the forward-looking statements include: the effect of the COVID-19 pandemic on our business and financial results, including with respect to disruptions to our clinical trials, business operations, and ability to raise additional capital; the success, cost, and timing of the company’s product candidate development activities and planned clinical studies; the company’s ability to execute on its strategy; positive results from a clinical study may not necessarily be predictive of the results of future or ongoing clinical studies; regulatory approval processes of the FDA and comparable foreign regulatory authorities are lengthy, time-consuming, and inherently unpredictable; regulatory developments in the United States and foreign countries; the company’s estimates regarding expenses, future revenue, and capital requirements; the company’s ability to fund operations into mid-2023; as well as those risks and uncertainties set forth in the company’s most recent quarterly report on Form 10-Q and subsequent filings with the Securities and Exchange Commission, including our upcoming Annual Report on Form 10-K for the year ended December 31, 2021. All forward-looking statements contained in this press release speak only as of the date on which they were made. Aptinyx undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

APTINYX INC.
CONDENSED BALANCE SHEETS
(in thousands)
(Unaudited)

	December 31, 2021	December 31, 2020
Assets
Current Assets:
Cash and cash equivalents	$106,124	$141,028
Restricted cash	197	179
Accounts receivable	—	257
Prepaid expenses and other current assets	8,422	8,140
Total current assets	114,743	149,604
Property and equipment and other long-term assets	185	1,002
Total assets	$114,928	$150,606

Liabilities and stockholders’ equity
Current Liabilities:
Accounts payable	$622	$1,209
Accrued expenses and other current liabilities	5,064	3,374
Total current liabilities	5,686	4,583
Other long-term liabilities	14,486	114
Total liabilities	20,172	4,697

Stockholders’ equity	94,756	145,909
Total liabilities and stockholders’ equity	$114,928	$150,606

APTINYX INC.
CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Collaboration revenue	$—	$—	$1,000	$1,564

Operating expenses
Research and development	14,056	6,786	55,444	32,835
General and administrative	5,116	4,775	20,090	19,494
Total operating expenses	19,172	11,561	75,534	52,329

Loss from operations	(19,172)	(11,561)	(74,534)	(50,765)
Other income (expense)	(438)	73	(352)	712
Net loss and comprehensive loss	$(19,610)	$(11,488)	$(74,886)	$(50,053)
Net loss per share - basic and diluted	$(0.29)	$(0.20)	$(1.11)	$(1.02)
Weighted average shares outstanding - basic and diluted	67,716	58,882	67,220	48,866

Investor & Media Contact:

Patrick Flavin

Aptinyx Inc.

ir@aptinyx.com or corporate@aptinyx.com

847-871-0377

Source: Aptinyx Inc.